CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Sovereign Bancorp, Inc. pertaining to the 1996 Stock Option Plan for the registration of 5,000,000 shares of its Common Stock and to the incorporation by reference therein of our report dated
January 17, 1996, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                              Ernst & Young LLP



Reading, Pennsylvania
May 28, 1996